Exhibit 99.1

For Immediate Release

Contacts:	Linda Rawson	Amy Caterina
	SEQUENOM, Inc.	SEQUENOM, Inc.
	Corporate Communications	Investor Relations
	(858) 202-9034	858-202-9033
	lrawson@sequenom.com	acaterina@sequenom.com

SEQUENOM AND SIEMENS FORM JOINT WORKING GROUP ON MOLECULAR DIAGNOSTICS

San Diego, Oct. 26, 2004 – SEQUENOM, Inc. (NASDAQ: SQNM) today announced the formation of a joint working group with Siemens Medical Solutions of Siemens AG (NYSE: SI), a leading provider of medical systems and healthcare IT solutions, to explore the requirements for next generation molecular diagnostics platforms.

“We are interested in novel platforms for different nucleic acid based diagnostic applications. And we are excited about the opportunity to partner with SEQUENOM to address this topic,” said Mohammad Naraghi, M.D., Ph.D., SVP of Business Development of Siemens Medical Solutions. “SEQUENOM’s MassARRAY technology may be a good foundation of a platform for the molecular diagnostics market.”

As part of the study, Siemens will purchase four MassARRAY Compact systems from SEQUENOM. The systems will be installed in premier diagnostics and clinical labs in Europe and North America. SEQUENOM and Siemens Medical Solutions will work in concert with the participating reference laboratories to execute a comprehensive functional requirement analysis.

“We feel that this collaboration is an ideal forum in which to demonstrate the versatility and analytical superiority of SEQUENOM’s MassARRAY platform for a growing number of molecular diagnostic applications,” said Toni Schuh, Ph.D., President and CEO of SEQUENOM.

“There is a huge potential for innovation in diagnostics and IT systems. Overall, I think the next generation of products will follow a platform concept in order to achieve R&D synergies. Molecular medicine will have a significant impact on these platform developments,” said Erich Reinhardt, DIng, President and CEO of Siemens Medical Solutions.

Dr. Reinhardt further noted, “Understanding of the genetic disease predisposition of a patient, early diagnosis based on molecular markers and the determination of a specific disease subtype or progression stage based on a molecular fingerprint will all improve quality and efficiency of healthcare.”

SEQUENOM and Siemens Form Joint Working Group on Molecular Medicine

The terms and conditions of the arrangement between SEQUENOM and Siemens are set forth in an Agreement. SEQUENOM has filed a current report on Form 8-K with the U.S. Securities and Exchange Commission that describes the terms and conditions of the agreement. A copy of the current report can be accessed at www.sec.gov or through SEQUENOM’s website, www.sequenom.com.

About Siemens Medical Solutions

Siemens Medical Solutions of Siemens AG (NYSE: SI) with headquarters in Malvern, Pennsylvania and Erlangen, Germany, is one of the largest suppliers to the healthcare industry in the world. The company is known for bringing together innovative medical technologies, healthcare information systems, management consulting, and support services, to help customers achieve tangible, sustainable, clinical and financial outcomes. Employing approximately 31,000 people worldwide and operating in more than 120 countries, Siemens Medical Solutions reported sales of 7.4 billion EUR, orders of 7.8 billion EUR and group profit of 1.1 billion EUR for fiscal 2003. More information can be obtained by visiting http://www.usa.siemens.com/medical-pressroom.

About SEQUENOM

SEQUENOM is committed to providing the best genetic analysis products that translate genomic science into superior solutions for biomedical research, molecular medicine and agricultural applications. The Company’s proprietary MassARRAY system is a high-performance DNA analysis platform that efficiently and precisely measures the amount of genetic target material and variations therein. The system is able to deliver reliable and specific data from complex biological samples and from genetic target material that is only available in trace amounts.

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SEQUENOM® and MassARRAY® are trademarks of SEQUENOM, Inc.

Except for the historical information contained herein, the matters set forth in this press release, including statements concerning the objectives of the molecular diagnostics evaluation arrangement between Siemens and SEQUENOM and related plans and activities described herein, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with the development and commercialization of any new technology, including SEQUENOM’s technologies, and other risks detailed from time to time in SEQUENOM’s SEC filings, including SEQUENOM’s Registration Statement on Form S-3, most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K for the year ended December 31, 2003. These forward-looking statements are based on current information that is likely to change and speak only as of the date hereof.